UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters

Cortland Bancorp (OTCBB: CLDB), the parent company of The Cortland Savings and Banking Company, has been informed by its bank regulatory agencies, which provide regulatory oversight to the company and subsidiary bank, that Cortland Bancorp has fulfilled the terms of the informal assurances given to the agencies back in 2009.

Summarized in Cortland Bancorp’s annual reports and quarterly reports filed with the SEC since the informal assurances were first given to Cortland Bancorp’s Federal and state supervisory agencies in 2009, Cortland Bancorp and its subsidiary bank had agreed to obtain regulatory approval in order to incur debt, repurchase stock, or pay dividends, as well as agreeing to submit a plan to strengthen and improve management of the overall risk exposure of the investment portfolio, a plan to maintain an adequate capital position, a plan to strengthen board oversight of the management and operations, and a plan to improve the subsidiary bank’s earnings and overall condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President

Date: February 1, 2012